Exhibit 10.2

STEREOTAXIS, INC.

2022 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of this Stereotaxis, Inc. 2022 Employee Stock Purchase Plan (“Plan”) is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation and otherwise be interpreted in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(c) “Common Stock” shall mean the common stock of the Company.

(d) “Company” shall mean Stereotaxis, Inc..

(e) “Compensation” shall mean all cash compensation paid to an Employee by the Company or a Designated Subsidiary as compensation for services to the Company or Designated Subsidiary reportable on Form W-2, including without limitation base straight time gross earnings, sales commissions, payments for overtime, shift premiums, incentive compensation, incentive payments and bonuses, and before deduction for any salary deferral contributions by the Participant to any Company or Designated Subsidiary 401(k) Plan or nonqualified deferred compensation plan from compensation paid to the Participant by the Company or Designated Subsidiary, but excluding compensatory fringe benefit payments and special award or bonus payments classified by the Company as excludable from Compensation.

(f) “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board its sole discretion as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Board from time to time in its sole discretion.

(g) “Employee” shall mean any individual who is an Employee of the Company or Designated Subsidiary for tax purposes whose customary employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period of time specified in Treasury Regulation 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation 1.421-1(h)(2). An individual who performs services as an employee for the Company or Designated Subsidiary shall not be considered an Employee if the laws of the country (outside of the United States) in which such individual is a citizen or resident prohibits his or her participation in the Plan to the extent provided in Treasury Regulation 1.423-2(f).

(h) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(i) “Exercise Date” shall mean the last Trading Day of each Offering Period.

(j) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The New York Stock Exchange American Exchange (“NYSE American”), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Offering Period” shall mean a period of three months commencing on the first day of each calendar quarter.

(l) “Participant” shall mean an Employee who participates in the Plan.

(m) “Plan” shall mean this Stereotaxis, Inc. 2022 Employee Stock Purchase Plan.

(n) “Purchase Price” shall mean 95% of the Fair Market Value of a share of Common Stock on the Exercise Date.

(o) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(p) “Subsidiary” shall mean any corporation other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of granting an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424 of the Code.

(q) “Trading Day” shall mean a day on which national stock exchanges and the NYSE American are open for trading.

3. Eligibility.

(a) Any Employee who shall be employed by the Company or Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan with respect to such Offering Period.

(b) Any provisions of the Plan to the contrary notwithstanding, no participant shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such participant (or any other person whose stock would be attributed to such participant pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The Board of Directors may set a maximum number of shares of capital stock which any participant may purchase during any Offering Period.

4. Offering Periods. The Plan shall be implemented by a series of Offering Periods, each with a duration of three (3) months, with new Offering Periods commencing on the first day of each calendar quarter (or at such other time or times as may be determined by the Board or a committee of the Board). The Plan shall continue until terminated in accordance with Section 20 hereof. The Board (or a committee of the Board) shall have the power to change the duration and/or the frequency of the Offering Period with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected.

5. Participation. An eligible Employee may become a participant in the Plan by enrolling through such procedures as may be provided by the Company from time to time. Except as provided in Section 6, an enrollment in effect for a participant for a particular Offering Period will continue in effect for subsequent Offering Periods if the participant remains an eligible Employee and has not withdrawn from participation in the Plan pursuant to Section 10.

(a) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10.

(b) During a leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the Participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such Participant’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-1(h)(2), the Participant will cease automatically to participate in the Plan. In such event, the Company will automatically cease to make contributions for such Participant under the Plan and Company will pay to the Participant his or her total payroll deductions for the Offering Period, in cash in one lump sum (without interest), as soon as practicable after the Participant ceases to participate.

(c) By enrolling in the Plan, each participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm, which firm shall serve as custodial agent for the purpose of holding shares purchased under the Plan. The account will be governed by, and subject to, the terms and conditions of a written agreement with the firm approved by the Board or the committee administering the Plan.

6. Payroll Deductions. At the time a Participant enrolls in the Plan, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period. Except for the foregoing sentence, all eligible Employees shall have the same rights and privileges under the Plan.

All payroll deductions made for a Participant shall be credited to his or her notional account under the Plan and shall be withheld in whole percentages only. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. A Participant may not make any additional payments into such notional account, unless expressly permitted by the Board or committee administering the Plan.

(a) A Participant’s election shall remain in effect for successive Offering Periods unless terminated or the Participant withdraws as provided in Section 10 hereof. During an Offering Period, a Participant may elect to reduce his or her payroll deductions to zero percent (0%), in accordance with such procedures as may be provided by the Company from time to time, but he or she may not otherwise change the payroll deduction percentage during an Offering Period. Amounts deducted prior to an election to reduce his or her payroll deductions to zero shall not be refunded to the Participant unless he or she specifically withdraws under Section 10. In accordance with procedures established by the Company from time to time, a Participant must re-enroll in the Plan if he or she reduces his or her payroll deductions to zero or withdraws under Section 10. The deduction rate selected by the Participant may be increased or decreased by the Participant with respect to a subsequent Offering Period by submitting a new deduction rate election authorizing a new level of payroll deductions prior to the beginning of the next Offering Period and otherwise in accordance with such rules and procedures as may be established by the Company.

(b) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, the Company may decrease a Participant’s payroll deductions to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year (or such earlier time as permitted under Section 423(b)(8) of the Code), unless terminated by the Participant as provided in Section 10 hereof.

(c) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Participant participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a Participant may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her notional account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s notional account which are not sufficient to purchase a full share shall be reflected as notional fractional shares in the Participant’s notional account for the subsequent Offering Period to be aggregated with other notional shares on future Exercise Dates, subject to earlier withdrawal by the Participant as provided in Section 10. Any other monies left over in a Participant’s notional account after the Exercise Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s options are exercisable only by him or her.

(b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the notional account of each Participant which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9. Delivery of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall issue shares to each Participant by book entry on the Company’s transfer agent and registrar’s books of account in an account. A physical share certificate shall not be issued or delivered unless specifically requested by the Participant.

10. Withdrawal. A Participant may withdraw all but not less than all the payroll deductions credited to his or her notional account and not yet used to exercise his or her option under the Plan at any time through such procedures as may be provided by the Company from time to time. All of the Participant’s payroll deductions credited to his or her notional account shall be paid to such Participant promptly after withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant elects to enroll in accordance with the enrollment procedures as may be provided by the Company from time to time.

(a) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(b) Notwithstanding the foregoing a Participant shall withdraw from an Offering Period if he or she makes a hardship withdrawal from a Company or Designated Subsidiary 401(k) Plan if such 401(k) Plan so provides. Such Participant shall thereafter be suspended from participating in this Plan in accordance with the terms of such 401(k) Plan.

11. Termination of Employment. Upon a Participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s notional account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant’s option shall be automatically terminated. Therefore, a Participant who ceases to be an Employee on any day during an Offering Period, including the last day, shall not be eligible to purchase shares during such Offering Period.

12. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 203,366 shares, consisting of the shares available under 2009 Employee Stock Purchase Plan that were converted into shares available under this Plan as of the date of adoption of the approval of the Plan.

(b) The Participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be issued to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, prescribe, amend, and rescind rules relating to the Plan’s administration, determine eligibility, adjudicate all disputed claims filed under the Plan, and take any other actions necessary or desirable for the administration of the Plan The Board or its committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) In accordance with such procedures as may be established by the Board, a Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s notional account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s notional account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice in such form, time, and manner and subject to such other procedures as may be established by the Board. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall issue such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may issue such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither payroll deductions credited to a Participant’s notional account nor any option or rights with regard to the exercise of an option may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports. Individual notional accounts shall be maintained for each Participant. Statements of notional accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price of any shares purchased with accumulated funds, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board (or a committee of the Board). The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board (or a committee of the Board) shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

20. Amendment or Termination.

(a) The Board (or a committee of the Board) may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board (or a committee of the Board) on any Exercise Date if the Board (or a committee of the Board) determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or a committee of the Board) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or a committee of the Board) determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board (or a committee of the Board) determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board (or a committee of the Board) may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the action of the Board (or a committee of the Board); and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall become effective upon the latest to occur of its adoption by the Board, its approval by the stockholders of the Company or such date designated by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20.

24. Equal Rights and Privileges. All Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of the Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

25. No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Employee or Participant) the right to remain in the employ of the Company, or a Subsidiary or to affect the right of the Company, or any Subsidiary to terminate the employment of any person (including any Employee or Participant) at any time, with or without cause.

26. Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock purchased upon exercise of an option if such disposition or transfer is made: (a) within two (2) years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one (1) year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer. The Company has the authority to establish procedures regarding the ability of a Participant to transfer shares of Common Stock in order to ensure compliance with this Section 26.

27. Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Missouri without regard to conflicts of law.

28. Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

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“The foregoing Plan was Initially adopted by our Board of Directors on February 3, 2022, and further revised by the Compensation Committee of the Board of Directors, on February 27, 2022, and approved by the Stockholders on May 19, 2022”.

Date: August 11, 2022	/s/ Laura Spencer Garth
Laura Spencer Garth
Secretary
Stereotaxis, Inc.